Exhibit 99.1

Wolverine Worldwide Presentation At Stifel’s 2015 Consumer Conference To Include Certain Preliminary Third-Quarter 2015 Results

ROCKFORD, Mich., Sept. 16, 2015 /PRNewswire/ -- As previously announced, Wolverine Worldwide (NYSE: WWW) CFO and Senior Vice President Michael D. Stornant will present at Stifel’s 2015 Consumer Conference on September 17, 2015, in New York at 9:45 a.m. Eastern Time. His remarks will include information on Wolverine's operations and business outlook.

In conjunction with this conference, the Company is announcing certain preliminary financial results for the third quarter of fiscal 2015. In particular, the Company expects the following third-quarter fiscal 2015 results:

•	Adjusted earnings per share in line with the Company’s most recent guidance of $0.47 - $0.49 per share.

•	Low-single digit revenue decline after adjusting for the impact of foreign exchange.

•	Flat revenue, after adjusting for the impact of foreign exchange, retail store closures and termination of the Patagonia license.

•	Revenue decline of 4% to 5% on a reported basis.

The Company intends to provide further detail on its third quarter fiscal 2015 results and fourth quarter outlook in connection with its third-quarter earnings call scheduled for October 20, 2015.

WEBCAST INFORMATION

The Company’s presentation will be webcast live and can be accessed at the Company's website. To access the presentation at the Company's website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com. A replay of the webcast will be available at the Company's website for a period of approximately 90 days.

RESULTS ARE PRELIMINARY

As the Company has not completed its quarter close process, the revenue and adjusted earnings per share expectations presented in this press release are preliminary, and, therefore, may change due to closing adjustments. The preliminary financial results presented in this release are based solely upon information available as of the date of this release, are not a comprehensive statement of our financial results or positions as of or for the third quarter of fiscal 2015, and have not been audited, reviewed or compiled by our independent registered accounting firm.

ABOUT WOLVERINE WORLDWIDE

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. The Company's portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company's products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding preliminary third-quarter 2015 financial and operational performance and expected 2015 financial performance. In addition, words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: final financial results may differ from announced preliminary results; the impact of financial and credit markets on the Company, its suppliers and customers; changes in interest rates, tax laws, duties, tariffs, quotas, or applicable assessments in countries of import and export; changes in consumer preferences, spending patterns, buying patterns, price sensitivity or the demand for the Company's products; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; the risk of impairment to goodwill and other intangibles; cancellation of orders for future delivery; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; changes in relationships with, including the loss of, significant customers; the financial strength of the Company’s customers, distributors and licensees; risks related to the significant investment in, and performance of, the Company's consumer-direct business; the impact of regulation, regulatory or legal proceedings and legal compliance risks; the cost, availability, and management of raw materials, inventories, services and labor for owned and contract manufacturers; currency fluctuations; currency restrictions; the risks of doing business in developing countries and politically or economically volatile areas; changes in national, regional or global economic and market conditions; the impact of seasonality and unpredictable weather conditions; problems affecting the Company's distribution system, including service interruptions at shipping and receiving ports; the potential breach of the Company's databases, or those of its vendors, which contain certain personal information or payment card data; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company's success in integrating acquired businesses and implementing new initiatives and ventures; the success of the Company's consumer-direct realignment initiatives; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.